UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2009

MEDPRO SAFETY PRODUCTS, INC.
 (Exact name of registrant as specified in Charter)

Nevada	000-49768	91-2015980
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

817 Winchester Road, Suite 200
Lexington, KY 40505
 (Address of Principal Executive Offices)

(859) 225-5375
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.03	Material Modification to Rights of Security Holders.

On March 27, 2009, MedPro Safety Products, Inc. completed transactions with Vision Opportunity Master Fund and Vision Capital Advantage Fund in which the two funds exercised a portion of their Series C Warrants for cash totaling $3,000,000 and exchanged the balance of their Series C Warrants plus all of their Series A and Series B Warrants for shares of new Series C Convertible Preferred Stock.  The two funds together acquired 1,571,523 shares of Series C Stock as a result of the warrant exercise and exchange.

The exchange of warrants for Series C Stock is the equivalent of a cashless exercise of the warrants at an assumed market value of $13.00 per common share.  The transactions were intended to remove the uncertainty of the large overhang of 18,285,692 common shares issuable upon the exercise of the warrants. The warrant exercise and exchange will reduce the total common share equivalents issuable upon the exercise of the warrants held by the two Vision Funds from 18,285,692 common shares to 15,715,230 common shares.  In addition, MedPro will receive cash proceeds of $3,000,000 from the exercise of a portion of the Series C warrants.

The Certificate of Designations for the Series C Convertible Preferred Stock provides that each share of Series C Stock is convertible into 10 shares of common stock, which ratio is subject to adjustment. The Series C Stock ranks equal to MedPro’s Series B Stock and common stock, but junior to the Series A Stock and to our indebtedness. If MedPro declares dividends, the Series C Stockholders will receive dividends on a pro rata basis with the Series B Stockholders and the common stockholders. Upon liquidation, dissolution or winding up of MedPro, the holder of Series C Stock is entitled to an amount equal to the amount distributable per share of common stock multiplied by the number of shares of common stock into which the Series C Stock can be converted. The Series C Stock has no general voting rights.

A copy of the press release issued on March 27, 2009 to announce the transaction is attached as exhibit 99.1 to this report.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the warrant exercise and exchange described in the preceding section, MedPro issued a total of 137,614 shares of Series C Stock and 7 shares of common stock upon the exercise of its Series C warrants for cash.  MedPro issued 1,433,909 shares of Series C Stock and 5 shares of common stock in exchange for the unexercised balance of the C warrants and all of the Series A and Series B warrants held by the two Vision funds.  In both instances, common shares were issued in lieu of fractional interests in Series C Stock.

MedPro issued the shares upon the exercise of warrants for cash in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933.  MedPro issued the shares in exchange for warrants in reliance upon the exemption provided by Section 3(a)(9) of the Securities Act of 1933.

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1, 4.1	Certificate of Designations for Series C Convertible Preferred Stock

99.1	Press release issued October 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MEDPRO SAFETY PRODUCTS, INC.

Date: March 31, 2009	By:	/s/ Walter Weller
Walter Weller,
President and Chief Operating Officer